EXHIBIT 99.1

LHC Group Announces Third Quarter 2010 Results and Authorization of a $50 Million Share Repurchase Program

Highlights:

  Net service revenue for the third quarter of 2010 increased 25.4% to $166.6 million as compared with the third quarter of 2009;
  Diluted earnings per share for the third quarter of 2010 increased 35.2% to $0.73 as compared with the third quarter of 2009;
  Organic growth for total new admissions for the third quarter of 2010 was 9.6% as compared with the third quarter of 2009; and
  During the third quarter, 110 of the Company's agencies were surveyed by the Joint Commission. Joint Commission accreditation and certification is recognized nationwide as a symbol of quality.

LAFAYETTE, La., Nov. 1, 2010 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health and hospice services, announced today its financial results for the three and nine months ended September 30, 2010.

Financial Results for the Third Quarter

  Net service revenue for the third quarter of 2010 increased 25.4% to $166.6 million compared with $132.9 million for the same period in 2009.
  Days sales outstanding, or DSO, for the three months ended September 30, 2010, was 43 days as compared with 48 days for the same period in 2009.
  Net income attributable to LHC Group for the third quarter of 2010 totaled $13.3 million, an increase of 35.3%, compared with $9.8 million for the same period in 2009.
  Diluted earnings per share was $0.73 for the third quarter of 2010, an increase of 35.2%, compared with $0.54 for the same period in 2009.

In commenting on the results, Keith G. Myers, President and Chief Executive Officer of LHC Group, said, "I am extremely proud of the strong and well balanced operating results our team has delivered once again during the third quarter. It is a real tribute to the strength of our entire organization when we are able to exceed the expectations of all stakeholders while, at the same time, having 110 of our agencies complete Joint Commission surveys. I would like to congratulate and thank our entire team for their unwavering commitment to excellence and for consistently delivering the highest quality of care to the growing number of patients, families and communities we serve."

Financial Results for the Nine Months

  Net service revenue for the nine months ended September 30, 2010, increased 19.6% to $467.0 million compared with $390.5 million for the same period in 2009.
  Net income attributable to LHC Group for the nine months ended September 30, 2010, totaled $37.3 million, an increase of 19.7%, compared with $31.2 million for the same period in 2009.
  Diluted earnings per share was $2.05 for the nine months ended September 30, 2010, an increase of 18.5%, compared with $1.73 for the same period in 2009.

Share Repurchase Program

The Board of Directors of LHC Group has authorized the repurchase of up to $50 million of LHC Group's outstanding common stock. Under this plan, the Company can repurchase shares from time to time for cash in open market purchases, block transactions and privately negotiated transactions in accordance with applicable federal securities laws. This share repurchase program may be modified, suspended, terminated or extended by the Company at any time without prior notice.

In commenting on the stock repurchase plan, Mr. Myers added, "This stock repurchase program demonstrates the confidence we have in our company and shows our commitment to delivering long-term shareholder value.  Our strong balance sheet enables us to actively invest cash in areas that we believe will drive future value for shareholders, such as acquisitions and stock repurchases.  We intend to evaluate each share repurchase using the same discipline, analysis and process that have been so successful for us in our acquisition strategy.  While stock price will be one factor in our ongoing repurchase analysis, we will also review many other factors – all with the goal of continuing to deliver the best possible return for our shareholders."

Guidance

The Company is raising its previously stated guidance range issued on April 28, 2010, with respect to full‑year net service revenue from the original range of $615 million to $625 million to a range of $625 million to $635 million.  The Company is reaffirming guidance of fully diluted earnings per share in the range of $2.75 to $2.85.  This guidance does not take into account the impact of any future acquisitions or share repurchases, if made, or de novo locations, if opened.  This guidance also does not include any future legal or other expenses associated with responding to the Securities and Exchange Commission or Senate Finance Committee inquiries.

Conference Call

LHC Group will host a conference call on Tuesday, November 2, 2010, at 11:00 a.m. Eastern time. The toll-free number to call for this interactive teleconference is (800) 677-1840 (international callers should call 973-890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, November 4, 2010, by dialing (800) 642-1687 (international callers should call 706-645-9291) and entering confirmation number 82945056. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. (www.LHCGroup.com) is a national provider of home health and hospice services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence.  LHC Group provides a comprehensive array of post-acute healthcare services through home health and hospice locations in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(unaudited)

	Sept. 30, 2010	Dec. 31, 2009
ASSETS

Current assets:
Cash	$ 7,207	$ 394
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $10,013 and $8,262, respectively	77,604	73,651
Other receivables	3,639	3,850
Amounts due from governmental entities	686	1,184
Total receivables, net	81,929	78,685
Deferred income taxes	5,782	4,370
Prepaid income taxes	5,636	3,131
Prepaid expenses and other current assets	8,194	8,798
Total current assets	108,748	95,378
Property, building and equipment, net of accumulated depreciation of $13,549 and $15,030, respectively	28,259	21,361
Goodwill	154,897	139,474
Intangible assets, net of accumulated amortization of $1,298 and $747, respectively	53,343	46,851
Other assets	2,168	3,169
Total assets	$ 347,415	$ 306,233

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$ 17,174	$ 20,873
Salaries, wages and benefits payable	30,028	22,521
Amounts due to governmental entities	3,208	3,208
Current portion of long-term debt	362	387
Total current liabilities	50,772	46,989
Deferred income taxes	14,705	12,475
Revolving credit facility	–	5,723
Long-term debt, less current portion	3,818	4,096
Other long-term obligations	1,570	1,567
Total liabilities	70,865	70,850
Noncontrolling interest- redeemable	14,032	13,823
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,156,876 and 20,967,418 shares issued and 18,153,188 and 17,990,685 shares outstanding, respectively	181	179
Treasury stock – 3,003,688 and 2,976,733 shares at cost, respectively	(4,329)	(3,513)
Additional paid-in capital	89,953	86,310
Retained earnings	175,551	138,196
Total LHC Group, Inc. stockholders' equity	261,356	221,172
Noncontrolling interest- non-redeemable	1,162	388
Total equity	262,518	221,560
Total liabilities and equity	$ 347,415	$ 306,233

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net service revenue	$ 166,632	$ 132,856	$ 466,973	$ 390,488
Cost of service revenue	88,187	69,525	242,450	198,659
Gross margin	78,445	63,331	224,523	191,829
Provision for bad debts	1,699	1,105	5,299	4,140
General and administrative expenses	51,056	43,908	146,509	126,393
Operating income	25,690	18,318	72,715	61,296
Interest expense	(33)	(20)	(83)	(115)
Non-operating income (loss)	90	51	711	(337)
Income from continuing operations before income taxes and noncontrolling interest	25,747	18,349	73,343	60,844
Income tax expense	8,631	5,609	24,119	18,752
Income from continuing operations	17,116	12,740	49,224	42,092
Loss from discontinued operations, net of income tax benefit of $9 and $48, respectively	–	(15)	–	(76)
Net income	17,116	12,725	49,224	42,016
Less net income attributable to noncontrolling interest	3,818	2,893	11,910	10,841
Net income attributable to LHC Group, Inc.	13,298	9,832	37,314	31,175
Redeemable noncontrolling interest	–	(3)	41	45
Net income attributable to LHC Group, Inc.'s common stockholders	$ 13,298	$ 9,829	$ 37,355	$ 31,220

Earnings per share – basic:
Income from continuing operations attributable to LHC Group, Inc.	$ 0.73	$ 0.55	$ 2.06	$ 1.74
Loss from discontinued operations attributable to LHC Group, Inc.	–	–	–	–
Net income attributable to LHC Group, Inc.	0.73	0.55	2.06	1.74
Redeemable noncontrolling interest	–	–	–	–
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.73	$ 0.55	$ 2.06	$ 1.74

Earnings per share – diluted:
Income from continuing operations attributable to LHC Group, Inc.	$ 0.73	$ 0.54	$ 2.05	$ 1.73
Loss from discontinued operations attributable to LHC Group, Inc.	–	–	–	–
Net income attributable to LHC Group, Inc.	0.73	0.54	2.05	1.73
Redeemable noncontrolling interest	–	–	–	–
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.73	$ 0.54	$ 2.05	$ 1.73

Weighted average shares outstanding:
Basic	18,148,678	17,971,352	18,103,196	17,951,986
Diluted	18,224,019	18,116,984	18,208,445	18,040,918

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Operating activities
Net income	$ 49,224	$ 42,016
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,354	3,494
Provision for bad debts	5,299	4,141
Stock-based compensation expense	2,791	1,755
Deferred income taxes	818	1,692
Loss on impairment of intangible assets	–	542
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(9,858)	(12,208)
Prepaid expenses and other assets	(199)	(3,613)
Accounts payable and accrued expenses	4,523	(1,225)
Net amounts due to/from governmental entities	498	(1,810)
Net cash provided by operating activities	58,450	34,784

Investing activities
Purchases of property, building, and equipment	(11,145)	(6,124)
Cash paid for acquisitions, primarily goodwill and intangible assets	(21,994)	(18,481)
Net cash used in investing activities	(33,139)	(24,605)

Financing activities
Proceeds from line of credit	9,023	20,605
Payments on line of credit	(14,746)	(20,605)
Payment of deferred financing fees	–	(263)
Principal payments on debt	(303)	(412)
Payments on capital leases	(24)	(74)
Excess tax benefits from vesting of restricted stock	634	98
Proceeds from employee stock purchase plan	595	457
Purchase of additional controlling interest	(1,914)	–
Noncontrolling interest distributions	(11,763)	(10,988)
Net cash used in financing activities	(18,498)	(11,182)
Change in cash	6,813	(1,003)
Cash at beginning of period	394	3,511
Cash at end of period	$ 7,207	$ 2,508

Supplemental disclosures of cash flow information
Interest paid	$ 33	$ 115
Income taxes paid	$ 25,170	$ 31,828

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended September 30, 2010			Nine Months Ended September 30, 2010
	Home-Based Services	Facility-Based Services	Total	Home-Based Services	Facility-Based Services	Total
Net service revenue	$ 145,789	$ 20,843	$ 166,632	$ 411,022	$ 55,951	$ 466,973
Cost of service revenue	75,443	12,744	88,187	209,567	32,883	242,450
Provision for bad debts	1,848	(149)	1,699	5,140	159	5,299
General and administrative expenses	46,119	4,937	51,056	132,954	13,555	146,509
Operating income	22,379	3,311	25,690	63,361	9,354	72,715
Interest expense	(30)	(3)	(33)	(75)	(8)	(83)
Non-operating income	38	52	90	663	48	711
Income from continuing operations before income taxes and noncontrolling interest	22,387	3,360	25,747	63,949	9,394	73,343
Income tax expense	7,793	838	8,631	21,772	2,347	24,119
Income from continuing operations	14,594	2,522	17,116	42,177	7,047	49,224
Noncontrolling interest	3,440	378	3,818	10,624	1,286	11,910
Net income attributable to LHC Group, Inc.	$ 11,154	$ 2,144	$ 13,298	$ 31,553	$ 5,761	$ 37,314

Total assets	$ 310,380	$ 37,035	$ 347,415	$ 310,380	$ 37,035	$ 347,415

	Three Months Ended September 30, 2009			Nine Months Ended September 30, 2009
	Home-Based Services	Facility-Based Services	Total	Home-Based Services	Facility-Based Services	Total
Net service revenue	$ 117,111	$ 15,745	$ 132,856	$ 344,802	$ 45,686	$ 390,488
Cost of service revenue	59,904	9,621	69,525	171,447	27,212	198,659
Provision for bad debts	1,265	(160)	1,105	4,146	(6)	4,140
General and administrative expenses	39,376	4,532	43,908	114,481	11,912	126,393
Operating income	16,566	1,752	18,318	54,728	6,568	61,296
Interest expense	(18)	(2)	(20)	(104)	(11)	(115)
Non-operating income (loss)	45	6	51	(365)	28	(337)
Income from continuing operations before income taxes and noncontrolling interest	16,593	1,756	18,349	54,259	6,585	60,844
Income tax expense	5,041	568	5,609	16,835	1,917	18,752
Income from continuing operations	11,552	1,188	12,740	37,424	4,668	42,092
Noncontrolling interest	2,719	174	2,893	9,820	1,021	10,841
Loss from discontinued operations	–	15	15	–	76	76
Net income attributable to LHC Group, Inc.	$ 8,833	$ 999	$ 9,832	$ 27,604	$ 3,571	$ 31,175

Total assets	$ 256,942	$ 26,406	$ 283,348	$ 256,942	$ 26,406	$ 283,348

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Key Data:
Home-Based Services:
Home Health locations	251	223	251	223
Hospice locations	26	21	26	21
Acquired (1)	20	3	25	11
De novo (1)	3	2	8	10
Home Health:
Total new admissions (2)	23,807	19,582	68,152	55,993
Medicare new admissions (2)	17,100	14,323	49,626	40,984
Average weekly census	33,402	28,150	31,823	28,401
Average Medicare weekly census	26,236	22,486	25,276	22,826
Medicare completed and billed episodes	42,813	37,801	122,058	109,332
Average Medicare case mix for completed and billed Medicare episodes	1.27	1.27	1.27	1.27
Average reimbursement per completed and billed Medicare episodes	$ 2,490	$ 2,452	$ 2,494	$ 2,435
Total visits	888,961	765,315	2,509,768	2,177,786
Total Medicare visits	683,756	597,634	1,948,664	1,713,523
Average visits per completed and billed Medicare episodes	16.0	15.8	16.0	15.7
Organic growth (3):
Net revenue	15.2%	16.1%	11.6%	28.0%
Net Medicare revenue	13.2%	15.6%	10.6%	29.1%
Total new admissions	9.6%	8.7%	11.5%	11.1%
Medicare new admissions	11.0%	4.6%	13.4%	9.0%
Average weekly census	9.3%	11.3%	3.1%	20.1%
Average Medicare weekly census	9.2%	10.2%	3.5%	22.5%
Medicare completed and billed episodes	6.5%	18.4%	5.9%	24.4%

Facility-Based Services:
Long-term Acute Care Hospital locations	9	8	9	8
Acquired (1)	0	0	1	1
Patient days	16,736	13,043	44,679	37,904
Patient acuity mix	1.04	1.03	1.03	1.01

(1) Inclusive of both home health and hospice agencies.
(2) 2009 admission information revised to reflect patients who converted from traditional Medicare to a Medicare Advantage Plan during an episode of care.
(3) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: LHC Group
         Eric Elliott, Vice President of Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com